As filed with the Securities and Exchange Commission on August 24, 2000
                            Registration Statement No. 333-________
         ===============================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                                 ASTRO-MED, INC.
                         -----------------------------
             (Exact name of registrant as specified in its charter)

  Rhode Island                                     05-0318215
--------------------                           --------------------
(State or other jurisdiction of          (I.R.S. Employer Identification No.)
incorporation or organization)

600 East Greenwich Avenue, West Warwick, Rhode Island               02893
-----------------------------------------------------         ------------------
(Address of Principal Executive Offices)                           (Zip Code)

                        1997 Incentive Stock Option Plan
                    --------------------------------------
                            (Full title of the plan)

   Joseph P. O'Connell, Vice President, Chief Financial Officer and Treasurer,
                                 Astro-Med, Inc.
                            600 East Greenwich Avenue
                             West Warwick, RI 02893
                     (Name and address of agent for service)

                                 (401) 828-4000
          (Telephone number, including area code, of agent for service)

                                    Copy to:

                            Margaret D. Farrell, Esq.
                          Hinckley, Allen & Snyder LLP
                                1500 Fleet Center
                         Providence, Rhode Island 02903
                                 (401) 274-2000


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      ====================================================================
                         CALCULATION OF REGISTRATION FEE
      ====================================================================
Title of                     Proposed           Proposed
securities    Amount         maximum            maximum             Amount of
to be         to be          offering price     aggregate           registration
registered    registered     per share(1)       offering price      fee
-----------------------------------------------------------------------------
Common Stock   750,000       $5.00              $3,750,000          $990.00
(par value
$.05)
------------------------------------------------------------------------

(1) Computed pursuant to Rule 457(h) solely for the purpose of determining the registration fee, based on the average of the high and low prices of the Registrant's Common Stock as reported by The Nasdaq Stock Market(R) on August 18, 2000.




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                     Statement of Incorporation by Reference

         This Registration Statement on Form S-8 is being filed to register 750,000 additional shares of common stock, par value $.05 per share ("Common Stock"), of Astro-Med, Inc. (the "Company") which have been reserved for issuance under the Company's 1997 Incentive Stock Option Plan, as amended (the "Plan"). A total of 250,000 shares of the Common Stock reserved for issuance under the Plan previously were registered on a Registration Statement on Form S-8 (Registration No. 333-32315 filed July 10, 1997) (the "Original Registration Statement"), and an additional 250,000 shares of Common Stock reserved for issuance under the Plan also previously were registered on Form S-8 (Registration No. 333-93565) filed August 28, 1998) (the "Amendment"). The contents of the Original Registration Statement and the Amendment are incorporated herein by reference.



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                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 5. Interests of Named Experts and Counsel.

     Certain legal matters in connection with the validity of the shares of Common Stock offered hereby have been passed upon for the Registrant by Hinckley, Allen & Snyder LLP, 1500 Fleet Center, Providence, Rhode Island 02903. Margaret D. Farrell, a partner of Hinckley, Allen & Snyder LLP is the Secretary of the Registrant. Certain retired partners of the firm of Hinckley, Allen & Snyder LLP own shares of the Registrant's Common Stock as follows: (a) Edwin Torrance directly owns 6,000 shares; and (b) Jacques Hopkins, jointly with his wife, directly owns 8,500 shares, and indirectly owns 6,300 shares all of which are held in revocable trusts established by his adult children of which his wife is co-trustee. In addition, Margaret D. Farrell and Jacques Hopkins are joint Trustees of the Astro-Med Employee Stock Ownership Trust. As of January 31, 2000, the Employee Stock Ownership Trust owned 89,309 shares of Common Stock of the Registrant.

Item 8. Exhibits.

         Exhibit No.      Description

         5                Opinion of Hinckley, Allen & Snyder LLP

         23.1             Consent of Arthur Andersen LLP

         23.2             Consent of Hinckley, Allen & Snyder LLP
                          (contained in their opinion filed as Exhibit 5)

         24 Power of Attorney (included on signature page of this Registration Statement)

                                      11-1

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of West Warwick, State of Rhode Island, on the 18th day of August, 2000.

                                             ASTRO-MED, INC.

                                             By: /s/ Albert W. Ondis
                                                 -----------------------
                                                 Albert W. Ondis, Chairman
                                                 and Chief Executive Officer


         We, the undersigned officers and directors of Astro-Med, Inc., in the Town of West Warwick, Rhode Island hereby severally constitute and appoint Albert W. Ondis, Everett V. Pizzuti and Joseph P. O'Connell our true and lawful attorneys with full power of substitution together, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Astro-Med, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any one of them, to said Registration Statement and all amendments thereto.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


Signature                  Title                         Date

/s/ Albert W. Ondis        Chairman (Principal           August 18, 2000
-------------------                                      ---------------
Albert W. Ondis            Executive Officer)
                           and Director

/s/ Everett V. Pizzuti     President (Principal          August 18, 2000
----------------------                                   ---------------
Everett V. Pizzuti         Operating Officer)
                           and Director

/s/ Joseph P. O'Connell    Vice President and            August 14, 2000
-----------------------                                  ---------------
Joseph P. O'Connell        Treasurer (Principal
                           Financial and
                           Accounting Officer)



/s/ Jacques V. Hopkins     Director                      August 18, 2000
----------------------                                     ---------------
Jacques V. Hopkins

/s/ Hermann Viets          Director                      August 18, 2000
------------------------                                   ---------------
Hermann Viets, Ph.D.

/s/ Neil K. Robertson      Director                      August 18, 2000
-----------------------                                    ---------------
Neil K. Robertson

                                      11-2

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                                  EXHIBIT INDEX


                                                           SEQUENTIALLY
EXHIBIT                                                    NUMBERED
NUMBER          EXHIBIT                                    PAGE
------          -------                                    ----

5               Opinion of Hinckley, Allen &
                Snyder LLP                                 7

23.1            Consent of Arthur Anderson LLP             8

23.2            Consent of Hinckley, Allen &
                Snyder LLP (contained in their
                opinion filed as Exhibit 5)                N/A

24              Power of Attorney                          5
<

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